Exhibit 32.1
Certification Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report on Form 10-K of Crown Castle Inc., a Delaware Corporation ("Company"), for the period ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof ("Report"), each of the undersigned officers of the Company hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of such officer's knowledge:

1)the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of December 31, 2022 (the last date of the period covered by the Report).

/s/ Jay A. Brown
Jay A. Brown President and Chief Executive Officer
February 24, 2023

/s/ Daniel K. Schlanger
Daniel K. Schlanger Executive Vice President and Chief Financial Officer
February 24, 2023